UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12
TRIPLE-S MANAGEMENT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Attached hereto is an English translation of an advertisement published by Triple-S Management Corporation (“TSM”) in various newspapers of general circulation in Puerto Rico regarding the annual meeting of shareholders of TSM expected to be held on April 27, 2008.
Please read the proxy statement because it contains important information. The proxy statement was filed by TSM with the Securities and Exchange Commission on March 27, 2008 and may be obtained free of charge from the Securities and Exchange Commission’s website at www.sec.gov. If necessary, TSM shareholders may obtain a written copy of the proxy statement by contacting TSM Investor Relations at 1-787-749-4014.
Attachment:

(1)	Advertisement published by TSM regarding the Annual Meeting of Shareholders of TSM to be held on April 27, 2008.
SHAREHOLDERS OF TRIPLE-S MANAGEMENT CORPORATION
Your participation is important.
The Board of Directors of Triple-S Management Corporation invites you to the Annual Meeting of Shareholders to be held on Sunday, April 27, 2008 at 9:00 a.m. at the Ponce de León Rooms A, B, and C of the Condado Plaza Hotel, to consider those matters set forth in the Notice of Annual Meeting of Shareholders and described in the Proxy Statement sent to our shareholders.
The Board of Directors has set March 18, 2008 as the date to determine which shareholders have the right to receive notice of and vote at the Annual Meeting. Shareholders may exercise their right to vote by telephone, internet, mail or in person at the Annual Meeting. For more details regarding these options for the exercise of your vote, please refer to the Proxy Statement.
If you are a shareholder as of the record date and would like to attend the Annual Meeting, we hereby notify you that registration will begin at 7:30 a.m. You should bring identification with a photograph. This will allow us to verify you are a holder of TSM shares and admit you to the meeting. If you are the owner of our class B stock and your shares are held by a broker/dealer, you must also present a Legal Proxy. This document may be obtained from your broker/dealer in order to be admitted and/or be able to exercise your right to vote at the Annual Meeting.
By Order of the Board of Directors,

Wilmer Rodríguez Silva, MD Chairman of the Board of Directors	Luis Clavell Rodriguez, MD Secretary of the Board of Directors
Even if you consider attending the Annual Meeting, we urge you to exercise your right to vote by telephone, internet or by mailing your Proxy Form.
We count with your vote.